Exhibit 4.6

SUPPLEMENTAL INDENTURE

Supplemental Indenture (this “Supplemental Indenture”), dated as of January 11, 2006, among American Pride Seafoods LLC, a Delaware limited liability company (the “Guaranteeing Subsidiary”) and wholly-owned subsidiary of American Seafoods Group LLC (or its permitted successor), a Delaware limited liability company (the “Company”), the Company, American Seafoods Finance, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“ASF, Inc.” and together with the Company, collectively, the “Issuers” and each an “Issuer”), the other Guarantors (as defined in the Indenture referred to herein) and Wells Fargo Bank, National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company and ASF, Inc. have heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of April 18, 2002 providing for the issuance of an aggregate principal amount of $175 million of 10 1/8% Senior Subordinated Notes due 2010 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the obligations of the Issuers under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. Agreement to Guarantee. The Guaranteeing Subsidiary hereby agrees as follows:

(a) Along with all other Guarantors, to jointly and severally Guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes or the obligations of the Issuers hereunder or thereunder, that:

(i) the principal of and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. This Note Guarantee is a guarantee of payment and not of collection.

(b) The obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Companies, any action to enforce the same or any other circumstance that might otherwise constitute a legal or equitable discharge or defense of a guarantor.

(c) Subject to Section 6.06 of the Indenture, the following is hereby waived: diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever.

(d) The Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and the Indenture.

(e) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors, or any Custodian, Trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(f) The Guaranteeing Subsidiary shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

(g) As between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six of the Indenture for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article Six of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee.

(h) Pursuant to Section 11.03 of the Indenture, the obligations of such Guaranteeing Subsidiary will not, after giving effect to any maximum amount and any other contingent and fixed liabilities that are relevant under any applicable Bankruptcy or fraudulent conveyance laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under Article Eleven of the Indenture, result in the obligations of such Guarantor under its Note Guarantee constituting a fraudulent transfer or conveyance.

3. Subordination. The Obligations of the Guaranteeing Subsidiary under its Note Guarantee pursuant to this Supplemental Indenture shall be junior and subordinated to the prior payment in full of all Senior Debt of the Guaranteeing Subsidiary (including Senior Debt of the Guaranteeing Subsidiary incurred after the date of this Indenture) on the same basis as the Notes are junior and subordinated to the Senior Debt of the Company as described in Article Ten of the Indenture. For the purposes of the foregoing sentence, the Trustee and the Holders shall have the right to receive and/or retain payments by the Guaranteeing Subsidiary only at such time as they may receive and/or retain payments in respect of the Notes pursuant to the Indenture, including Article Ten thereof.

4. Execution and Delivery. Each Guaranteeing Subsidiary agrees that the Note Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

5. Guaranteeing Subsidiary May Consolidate, Etc., on Certain Terms. Except as otherwise provided in Section 11.06 of the Indenture, a Guarantor may not sell or otherwise dispose of all or substantially all of its assets, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person other than the Company or another Guarantor, unless either:

(1) (a) immediately after giving effect to such transaction, no Default or Event of Default exists; and

(b) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger is a corporation or limited liability company, organized or existing under the laws of the United States, any state thereof or the District of Columbia and assumes all the obligations of that Guarantor under this Indenture, its Note Guarantee and the Registration Rights Agreement pursuant to a supplemental indenture satisfactory to the Trustee; or

(2) such sale or other disposition complies with Section 4.10, including the application of the Net Proceeds therefrom.

In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by a Guarantor, such successor Person shall succeed to and be substituted for a

Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Note Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.

Except as set forth in Articles 4 and 5 of the Indenture, and notwithstanding clauses (1) and (2) above, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

6. Releases.

(a) Any Guarantor will be released and relieved of any obligations under its Note Guarantee (i) in connection with any sale of Capital Stock of a Guarantor to a Person that is not (either before or after giving effect to such transaction) an Affiliate of the Company, in compliance with either clause (1) or clause (2) of the first paragraph of Section 4.16 of the Indenture; (ii) if the Company properly designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary; or (iii) upon legal defeasance of the Company’s and all Guarantors’ obligations pursuant to Section 8.02 of the Indenture or upon satisfaction and discharge of the Indenture pursuant to Section 12.01 of the Indenture. Upon delivery by the Company to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of the Indenture, including without limitation Section 4.16 thereof, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Note Guarantee.

(b) Any Guarantor not released from its obligations under its Note Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under the Indenture as provided in Article Eleven of the Indenture.

7. No Recourse Against Others. No past, present or future director, officer, employee, incorporator, member, stockholder or agent of the Guaranteeing Subsidiary (or any holder of an Equity Interest in the Guaranteeing Subsidiary), as such, shall have any liability for any obligations of the Company or any Guaranteeing Subsidiary under the Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

8. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

9. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

10. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

11. Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

*    *    *    *    *    *    *    *

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated: January 11, 2006

AMERICAN PRIDE SEAFOODS LLC

By:	AMERICAN SEAFOODS GROUP LLC,
its Managing Member

	By:	/s/ BRAD BODENMAN
	Name:	Brad Bodenman
	Title:	Chief Financial Officer

FORUM STAR LLC

By:	AMERICAN SEAFOODS COMPANY LLC,
its Managing Member

	By:	AMERICAN SEAFOODS GROUP LLC,
its Managing Member

		By:	/s/ BRAD BODENMAN
		Name:	Brad Bodenman
		Title:	Chief Financial Officer

AMERICAN SEAFOODS GROUP LLC

By:	/s/ BRAD BODENMAN
Name:	Brad Bodenman
Title:	Chief Financial Officer

AMERICAN SEAFOODS FINANCE, INC.

By:	/s/ BRAD BODENMAN
Name:	Brad Bodenman
Title:	Vice President and Treasurer

Signature Page to Supplemental Indenture

AMERICAN CHALLENGER LLC

By:	AMERICAN SEAFOODS COMPANY LLC,
its Managing Member

By:

Name:

Title:

AMERICAN DYNASTY LLC

By:	AMERICAN SEAFOODS COMPANY LLC,
its Managing Member

	By:	AMERICAN SEAFOODS GROUP LLC,
its Managing Member

		By:	/s/ BRAD BODENMAN
		Name:	Brad Bodenman
		Title:	Chief Financial Officer

AMERICAN SEAFOODS COMPANY LLC

By:	AMERICAN SEAFOODS GROUP LLC,
its Managing Member

	By:	/s/ BRAD BODENMAN
	Name:	Brad Bodenman
	Title:	Chief Financial Officer

AMERICAN SEAFOODS INTERNATIONAL LLC

By:	AMERICAN PRIDE SEAFOODS LLC,
its Managing Member

	By:	AMERICAN SEAFOODS GROUP LLC,
its Managing Member

		By:	/s/ BRAD BODENMAN
		Name:	Brad Bodenman
		Title:	Chief Financial Officer

Signature Page to Supplemental Indenture

AMERICAN SEAFOODS PROCESSING LLC

By:	AMERICAN SEAFOODS INTERNATIONAL LLC,
its Managing Member

	By:	AMERICAN PRIDE SEAFOODS LLC,
its Managing Member

		By:	AMERICAN SEAFOODS GROUP LLC,
its Managing Member

			By:	/s/ BRAD BODENMAN
			Name:	Brad Bodenman
			Title:	Chief Financial Officer

AMERICAN TRIUMPH LLC

By:	AMERICAN SEAFOODS COMPANY LLC,
its Managing Member

	By:	AMERICAN SEAFOODS GROUP LLC,
its Managing Member

		By:	/s/ BRAD BODENMAN
		Name:	Brad Bodenman
		Title:	Chief Financial Officer

THE HADLEY GROUP LLC

By:	AMERICAN SEAFOODS INTERNATIONAL LLC,
its Managing Member

	By:	AMERICAN PRIDE SEAFOODS LLC,
its Managing Member

		By:	AMERICAN SEAFOODS GROUP LLC,
its Managing Member

			By:	/s/ BRAD BODENMAN
			Name:	Brad Bodenman
			Title:	Chief Financial Officer

Signature Page to Supplemental Indenture

KATIE ANN LLC

By:	AMERICAN SEAFOODS COMPANY LLC,
its Managing Member

	By:	AMERICAN SEAFOODS GROUP LLC,
its Managing Member

		By:	/s/ BRAD BODENMAN
		Name:	Brad Bodenman
		Title:	Chief Financial Officer

NEW BEDFORD SEAFOODS LLC

By:	AMERICAN SEAFOODS INTERNATIONAL LLC,
its Managing Member

	By:	AMERICAN PRIDE SEAFOODS LLC,
its Managing Member

		By:	AMERICAN SEAFOODS GROUP LLC,
its Managing Member

			By:	/s/ BRAD BODENMAN
			Name:	Brad Bodenman
			Title:	Chief Financial Officer

NORTHERN EAGLE LLC

By:	AMERICAN SEAFOODS COMPANY LLC,
its Managing Member

	By:	AMERICAN SEAFOODS GROUP LLC,
its Managing Member

		By:	/s/ BRAD BODENMAN
		Name:	Brad Bodenman
		Title:	Chief Financial Officer

Signature Page to Supplemental Indenture

NORTHERN HAWK LLC

By:	AMERICAN SEAFOODS COMPANY LLC,
its Managing Member

	By:	AMERICAN SEAFOODS GROUP LLC,
its Managing Member

		By:	/s/ BRAD BODENMAN
		Name:	Brad Bodenman
		Title:	Chief Financial Officer

NORTHERN JAEGER LLC

By:	AMERICAN SEAFOODS COMPANY LLC,
its Managing Member

	By:	AMERICAN SEAFOODS GROUP LLC,
its Managing Member

		By:	/s/ BRAD BODENMAN
		Name:	Brad Bodenman
		Title:	Chief Financial Officer

OCEAN ROVER LLC

By:	AMERICAN SEAFOODS COMPANY LLC,
its Managing Member

	By:	AMERICAN SEAFOODS GROUP LLC,
its Managing Member

		By:	/s/ BRAD BODENMAN
		Name:	Brad Bodenman
		Title:	Chief Financial Officer

Signature Page to Supplemental Indenture

PACIFIC LONGLINE COMPANY LLC

By:	AMERICAN SEAFOODS GROUP LLC,
its Managing Member

	By:	/s/ BRAD BODENMAN
	Name:	Brad Bodenman
	Title:	Chief Financial Officer

SOUTHERN PRIDE CATFISH LLC

By:	AMERICAN PRIDE SEAFOODS LLC,
its Managing Member

	By:	AMERICAN SEAFOODS GROUP LLC,
its Managing Member

		By:	/s/ BRAD BODENMAN
		Name:	Brad Bodenman
		Title:	Chief Financial Officer

SOUTHERN PRIDE CATFISH TRUCKING, INC.

By:	/s/ BRAD BODENMAN
Name:	Brad Bodenman
Title:	Vice President and Treasurer

LILLI ANN, LLC

By:	PACIFIC LONGLINE COMPANY LLC,
its Managing Member

	By:	AMERICAN SEAFOODS GROUP LLC,
its Managing Member

		By:	/s/ BRAD BODENMAN
		Name:	Brad Bodenman
		Title:	Chief Financial Officer

Signature Page to Supplemental Indenture

NORTH CAPE FISHERIES, LLC

By:	PACIFIC LONGLINE COMPANY LLC,
its Managing Member

	By:	AMERICAN SEAFOODS GROUP LLC,
its Managing Member

		By:	/s/ BRAD BODENMAN
		Name:	Brad Bodenman
		Title:	Chief Financial Officer

DEEP PACIFIC, LLC

By:	PACIFIC LONGLINE COMPANY LLC,
its Managing Member

	By:	AMERICAN SEAFOODS GROUP LLC,
its Managing Member

		By:	/s/ BRAD BODENMAN
		Name:	Brad Bodenman
		Title:	Chief Financial Officer

Signature Page to Supplemental Indenture

WELLS FARGO BANK, NATIONAL ASSOCIATION
AS TRUSTEE

By:

Name:

Title:

Signature Page to Supplemental Indenture